Exhibit 1.2

GLIMCHER REALTY TRUST

AMENDMENT NO. 2 TO THE
EQUITY DISTRIBUTION AGREEMENT

July 31, 2012

KeyBanc Capital Markets Inc.
127 Public Square, 4th Floor
Cleveland, Ohio 44114

Ladies and Gentlemen:

Reference is made to the Equity Distribution Agreement, dated May 16, 2011, and Amendment No. 1 to the Equity Distribution Agreement, dated December 20, 2011 (as amended, the “Agreement”), among Glimcher Realty Trust, a Maryland real estate investment trust (the “Company”), its subsidiary, Glimcher Properties Limited Partnership, a Delaware limited partnership (the “Partnership”) and KeyBanc Capital Markets Inc. (the “Manager”).  In consideration of the mutual promises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company, the Partnership and the Manager hereby agree to enter into this Amendment No. 2 to the Agreement, dated the date hereof (the “Amendment No. 2”).

SECTION 1.           Definitions.  Unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned thereto in the Agreement.

SECTION 2.           Amendment of the Agreement.

(a)           On and after the Amendment Effective Date (as defined below), any reference in the Agreement to the term “Alternative Placement Agent” shall be deemed to mean both Wells Fargo Securities, LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, or either one of them individually, as applicable.

(b)           On and after the Amendment Effective Date, any reference in the Agreement to the term “Alternative Distribution Agreement” shall be deemed to mean both the equity distribution agreements with Wells Fargo Securities, LLC, dated May 16, 2011, as amended December 20, 2011, and further amended on the date hereof, and with Merrill Lynch, Pierce, Fenner & Smith Incorporated, dated the date hereof, or either one of them individually, as applicable.

(c)           The Amendment Effective Date shall be a Representation Date for all purposes under the Agreement.

(d)           Solely with respect to the Securities of which Applicable Time occurs on or after the Amendment Effective Date, the term “Prospectus Supplement” shall mean the final prospectus supplement, relating to the Common Stock, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on May 16, 2011, as supplemented by a prospectus supplement addendum, relating to such Securities, filed by the Company with the Commission pursuant to Rule 424(b) under the Act on or before the second business day after the Amendment Effective Date, in the form furnished by the Company to the Manager in connection with the offering of such Securities.

SECTION 3.           Effectiveness.  This Amendment No. 2 shall become effective as of the date hereof (the “Amendment Effective Date”).  Upon the effectiveness hereof, all references in the Agreement to “this Agreement” or the like shall refer to the Agreement as further amended hereby.

SECTION 4.           Counterparts.  This Amendment No. 2 may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which shall be deemed an original, and all of which shall together constitute one and the same instrument.

SECTION 5.           Law; Construction.  THIS AMENDMENT NO. 2 SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.           Entire Agreement.  This Amendment No. 2 and the Agreement as further amended hereby constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings relating to the subject matter hereof.  Except as further amended hereby, all of the terms of the Agreement shall remain in full force and effect and are hereby confirmed in all respects.

[SIGNATURE PAGE FOLLOWS]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Manager, the Company and the Partnership in accordance with its terms.

Very truly yours, GLIMCHER REALTY TRUST

By:	/s/ Mark E. Yale
Name: Mark E. Yale
Title: Executive Vice President, Chief Financial Officer and Treasurer

GLIMCHER PROPERTIES LIMITED PARTNERSHIP

By:	/s/ George A. Schmidt
Name: George A. Schmidt
Title: Executive Vice President of Development, General Counsel and Secretary

CONFIRMED AND ACCEPTED, as of the date
first above written:

KEYBANC CAPITAL MARKETS INC.

By:      John Horrigan

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